United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2010
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     Effective March 5, 2010, Federal Signal Corporation (the “Company”), through its wholly-owned subsidiary 1815315 Ontario Limited, a corporation incorporated under the laws of the Province of Ontario, completed its acquisition of all of the issued and outstanding common shares of Sirit Inc., a corporation continued under the laws of the Province of Ontario, by way of a court approved plan of arrangement under the Business Corporations Act (Ontario). The Company paid to the Sirit stockholders and option holders total cash consideration in the transaction of approximately [CDN$77.1 million (US$73.4)].
     Audited financial statements of Sirit, Inc. as of and for the year ended December 31, 2009 and pro forma financial information as of and for the year ended December 31, 2009 relating to the acquisition will be subsequently filed within 71 calendar days after the date this Form 8-K was required to be filed.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Federal Signal Corporation dated March 5, 2010.
*          *          *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
By:	/s/ William Barker
William Barker
Senior Vice President and Chief Financial Officer

Date: March 10, 2010

INDEX TO EXHIBITS
These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
99.1	Press Release of Federal Signal Corporation dated March 5, 2010.

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